UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2013

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Severance Benefit Plan

On September 19, 2013, Applied Micro Circuits Corporation (the “Company”) amended certain terms and provisions of the Company’s Executive Severance Benefit Plan (the “Severance Plan”). The amendments to the Plan primarily include the elimination of the specialized level of benefits that previously had been extended to the Company’s chief operating officer and chief financial officer positions. The amended sections of the Plan include: Section 2(d) (“Cash Severance Benefits Period”); Section 2(s) (“Health Severance Benefits Period”); Section 2(u) (“Option Acceleration Benefit”); Section 2(v) (“Option Exercise Extension Period”); Section 2(aa) (“RSU Acceleration Benefit”); and Section 4(a) (“Cash Severance Benefit”).

The foregoing summary of the amendments to certain provisions of the Severance Plan is qualified in its entirety by reference to the Severance Plan, as amended and restated effective as of September 19, 2013, which is attached hereto as Exhibit 10.67 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.67	Executive Severance Benefit Plan, as amended and restated on September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: September 25, 2013	By:	/S/ L. William Caraccio
L. William Caraccio
Vice President and General Counsel

INDEX TO EXHIBITS

10.67	Executive Severance Benefit Plan, as amended and restated on September 19, 2013